                                    EXHIBIT A

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 15, 1996 by and among IMMUNOGEN, INC., a Massachusetts corporation, with headquarters located at 128 Sidney Street, Cambridge, MA 02139 (the "Company"), and the undersigned (the "Buyer").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement, convertible debentures of the Company in the aggregate principal amount of Five Million Dollars ($5,000,000), convertible into (i) shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and (ii) under certain circumstances, warrants (the "Warrants"), in the form attached hereto as Exhibit "A-1", to acquire a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of such debentures, upon the terms and subject to the conditions set forth in such debentures; and

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit "A-2" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.       PURCHASE AND SALE OF DEBENTURES.

         a. Purchase of Debentures. The Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company convertible debentures of the Company, in the aggregate principal amount of Five Million Dollars ($5,000,000), having the terms and conditions set forth in the form of debenture attached hereto as Exhibit "A" (collectively, together with any debenture(s) issued in replacement thereof in accordance with the terms thereof, the "Debentures") for an aggregate purchase price equal to Five Million Dollars ($5,000,000). The issuance, sale and purchase of the Debentures shall take place in two (2) separate closings, the first of which is hereinafter referred to as the "First Closing" and the second of which is hereinafter referred to as the "Second Closing." Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 6 and 7 below (i) at the First Closing, the






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Company shall issue and sell to the Buyer and the Buyer shall purchase from the
Company a Debenture, in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) for a purchase price equal to Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) at the Second Closing, the Company shall issue and sell and the Buyer shall purchase from the Company a Debenture, in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) for a purchase price equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

         b. Form of Payment. On each Closing Date,(i) the Buyer shall pay the purchase price for the Debenture to be issued and sold at the applicable closing (the "Purchase Price") by wire transfer of Two Million Five Hundred Thousand United States Dollars ($2,500,000) to the Company, in accordance with the Company's written wiring instructions, against delivery of a Debenture in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), and
(ii) the Company shall deliver such Debenture, duly executed on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

         c. Closing Dates. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of each of the Debentures pursuant to this Agreement (the "Closing Dates") shall be (i) in the case of the First Closing, 12:00 noon Eastern Standard Time on the first business day following notification of satisfaction (or waiver) of each of the conditions to such closing set forth in
Section 6(a)(iii) and Section 7(a)(iii) below and (ii) in the case of the Second Closing, 12:00 noon Eastern Standard Time, three business days following notification of satisfaction (or waiver) of each of the conditions to such closing set forth in Section 6(b) and 7(b) below (subject, in each case, to a two (2) business day grace period at either party's option), or, in each case, such other mutually agreed upon time. The closings shall occur on the Closing Dates at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       BUYER'S REPRESENTATIONS AND WARRANTIES

         The Buyer represents and warrants to the Company that:

         a. Investment Purpose. The Buyer is purchasing the Debentures, the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares"), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act.

         b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. The Buyer understands that the Debentures are being offered and sold to it in reliance upon specific exemptions from the




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registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debentures.

         d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Buyer understands that its investment in the Debentures involves a high degree of risk.

         e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Debentures.

         f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Debentures, the Conversion Shares, the Warrants and the Warrant Shares (collectively, the "Securities") have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

         g. Legends. The Buyer understands that the Debentures, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the certificates for the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance




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         and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such security is registered under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably accepted to the Company, to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities law.

         h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application and subject to the limitation that the indemnification provisions of the Registration Rights Agreement may be unenforceable as a matter of public policy.

         i. Residency. The Buyer is a resident of the Cayman Islands..

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Buyer that:

         a. Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, except, in the case of any such subsidiaries, as would not have a Material Adverse Effect (as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties financial condition or prospects of the Company and its subsidiaries taken as a whole.




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         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants, and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, except, in the case of the transactions to be consummated at the Second Closing, stockholder approval of an increase in the authorized number of shares of Common Stock of the Company, as contemplated by
Section 6(b) and 7(b) below, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such instruments will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application and subject to the limitation that the indemnification provisions of the Registration Rights Agreement may be unenforceable as a matter of public policy.

         c. Capitalization. As of March 15, 1996, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which 15,526,357 shares are issued and outstanding, 419,467 shares are reserved for issuance pursuant to the Company's stock option plan, 26,738 shares are reserved for issuance pursuant to warrants granted to Aberlyn Capital Management and 3,900,000 shares are reserved for issuance upon conversion of the Debenture and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below), and (ii) 277,080 shares of Redeemable Convertible Preferred Stock, $.01 par value, of which no shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to the Buyer true and correct copies of the Company's Articles of Organization as in effect on the date hereof





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("Articles of Organization") and the Company's By-laws, as in effect on the date hereof (the "By-laws"). The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

         d. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of the Debentures and Warrants, as applicable, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Debentures, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement, Section 2.3 of the Debentures and Article III of the Debentures.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Organization or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted through the later of (i) the latest maturity date of the Debentures and (ii) the expiration or exercise of all of the Warrants, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

         f. SEC Documents, Financial Statements. Since December 31, 1994, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the




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"SEC Documents"). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1995 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         g. Absence of Certain Changes. Since December 31, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in the documents referred to in Section 2(d) hereof or in the SEC Documents and continued utilization of cash resources since December 31, 1995.

         h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries except suits having an aggregate amount in dispute of not more than $1,000.

         i. Disclosure. All information relating to or concerning the Company set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading.




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         j. Absence of Events of Default. No Event of Default, as defined in the
Debenture, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default has occurred and is continuing.
         k. Acknowledgment Regarding Buyer's Purchase of Debentures. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length counterparty with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer's purchase of the Debentures. The Company further represents to the Buyer that its decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

4.       COVENANTS.

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to such Closing Date.

         c. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall not use the proceeds from the sale of the Debentures for anything other than the Company's internal working capital purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

         e. Additional Equity Capital; Right of First Refusal. The Company agrees that, during the period beginning on the date hereof and ending eighty
(80) days following the Closing Date in respect of the Second Closing, the Company will not, without the prior written consent of the Buyer, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form ("Future Offerings"). The




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Company will not conduct any Future Offering during the period beginning on the date hereof and ending one (1) year after the Closing Date in respect of the First Closing unless it shall have first delivered to the Buyer, at least seven
(7) days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Buyer an option during such seven (7) day period to purchase all or any portion of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitation"). The Capital Raising Limitation shall not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitation also shall not apply to the issuance of securities pursuant to an underwritten public offering or upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of March 1, 1996 or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan.

         f. Expenses. The Company shall pay all expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, Buyer's attorneys' fees and expenses. The Company's obligation to pay Buyer's expenses under this Section 4(f) shall be limited to Ten Thousand Dollars ($10,000).

         g. Financial Information. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within two (2) days after release, copies of all press releases issued by the Company or any of its subsidiaries.

         h. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the conversion of the outstanding Debentures and issuance of the Conversion Shares in connection therewith and the exercise of the Warrants issuable upon conversion thereof and the issuance of the Warrant Shares in connection therewith. In that regard (i) at the time of the First Closing, the Company shall have at least 3,900,000 shares of Common Stock reserved for issuance upon conversion of the Debentures and the exercise of the Warrants issuable upon conversion thereof and (ii) at the time of the Second Closing, the Company shall have at least 8,900,000 shares of Common Stock reserved for issuance upon conversion of the Debentures and the exercise of the Warrants (subject to proportionate adjustment based on the Conversion Price (as defined in the Debentures) of the Debentures and the Exercise Price (as defined in the Warrants) of the Warrants, as appropriate; provided that the number of shares reserved may not be decreased without the consent of the Buyer, which consent will not be unreasonably withheld).




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         i. Listing. The Company shall promptly secure the listing of the
Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Debentures and Warrant Shares issuable upon exercise of the Warrants.

         j. Corporate Existence. The Company shall, until the earlier of maturity and repayment of all of the Debentures or the earlier conversion of all of the Debentures, maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the NASDAQ-NMS or another national securities exchange or automated quotation system.

         k. Buyer Trading Restrictions. The Buyer covenants that it does not currently have and will not establish, prior to the earlier of (i) the effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement and (ii) seventy five (75) days following the Closing Date in respect of the First Closing, any short position (directly or indirectly) in the Company's Common Stock. In addition, Buyer agrees not to sell a number of shares of Common Stock of the Company (through short positions or otherwise) in excess of the greater of (i) 20% of the weekly volume (calculated based on the five (5) trading day period immediately prior to the date of any sale) in any given five (5) trading day period and (ii) on any given day, 20% of the volume on such day. Unintentional violations of the limitation set forth in the immediately preceding sentence shall not be a breach of this Agreement to the extent such violations occur infrequently and are not substantially in excess of such limitation. In order for the Company to track Buyer's compliance with this Section 4(j), the Buyer shall provide the Company with notice of its daily sales of Common Stock within ten (10) business days of the end of each month in which any such sales occur.

5.       TRANSFER AGENT INSTRUCTIONS.

         The Company shall instruct its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by the Buyer to the Company. Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the




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Conversion Shares and Warrant Shares, prior to registration of the Conversion
Shares and Warrant Shares under the 1933 Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by the Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Debentures at each of the First Closing and the Second Closing, as applicable, is subject to the satisfaction, at or before the Closing Date in respect of such closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         a. With respect to the First Closing and the Second Closing:

                  (i) The parties shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to each other.

                  (ii) The Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

                  (iii) The National Association of Securities Dealers ("NASD") shall have granted to the Company an exemption from the requirements of Section 6(i) of Part III of Schedule D of the NASD Bylaws and the ten (10) day notice period in connection therewith shall have been satisfied.

                  (iv). The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

         b. With respect to the Second Closing:

                  (i) The Company's authorized number of shares of Common Stock shall have been duly and validly increased to at least 30,000,000.

7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The obligation of the Buyer hereunder to purchase the Debenture is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

         a. With respect to the First Closing and the Second Closing:

                  (i) The parties shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to each other.

                  (ii) The Company shall have executed the Debenture and delivered it to the Buyer in accordance with Section 1(b) above.

                  (iii) The NASD shall have granted to the Company an exemption from the requirements of Section 6(i) of Part III of Schedule D of the NASD Bylaws and the ten (10) day notice period in connection therewith shall have been satisfied within fifteen (15) days of the date hereof.

                  (iv) The Common Stock shall be authorized for quotation on the NASDAQ National Market ("NASDAQ-NMS"), and trading in the Common Stock (or on NASDAQ-NMS generally) shall not have been suspended by the SEC or NASDAQ.

                  (v) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

                  (vi) The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "B" attached hereto.

                  (vii) The Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

         b. With respect to the Second Closing:

                  (i) The Company's authorized number of shares of Common Stock shall have been duly and validly increased to at least 30,000,000 within 120 days following the Closing Date in respect of First Closing.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

         IMMUNOGEN, INC.
         128 Sidney Street
         Cambridge, MA 02139
         Attention: Frank J. Pocher, Chief Financial Officer

         With copy to:

         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA 02111
         Telecopy: (617) 542-2241
         Attention: Jonathan L. Kravetz, Esq.

         If to the Buyer:

         Capital Ventures International
         c/o Arbit, Inc.
         1900 Market Street
         Philadelphia, PA  19102
         Telecopy:  (215) 963-3379
         Attention: Steve Katznelson

         With copy to:

         Gary S. Kaminsky, Esq.
         c/o Arbit, Inc.
         1900 Market Street
         Philadelphia, PA  19102
         Telecopy:  (215) 656-8758

         And:

         Klehr, Harrison, Harvey, Branzburg & Ellers
         1401 Walnut Street
         Philadelphia, PA  19102
         Telecopy:  (215) 568-5725
         Attention:  Wayne D. Bloch, Esq.

Each party shall provide notice to the other party of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the closings. The Company agrees to indemnify and hold harmless the Buyer for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations set forth in Section 3 hereof, including advancement of expenses as they are incurred.

         j. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the First Closing shall not have occurred on or before fifteen (15) business days from the date hereof, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be duly executed.


IMMUNOGEN, INC.

By:       /s/ Mitchel Sayare
         ------------------------------------
Name:    Mitchel Sayare
         ------------------------------------
Its:     Chairman and Chief Executive Officer
         ------------------------------------

CAPITAL VENTURES INTERNATIONAL

By:      /s/ Steve Katznelson
         ------------------------------------
Name:    Steve Katznelson
         ------------------------------------
Its:     Vice President, Arbit, Inc.
         ------------------------------------

                                                                EXHIBIT A
                                                                   to
                                                           Securities Purchase
                                                                Agreement






THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLE ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                              CONVERTIBLE DEBENTURE

_______________, 1996                                                $2,500,000


                 FOR VALUE RECEIVED, IMMUNOGEN, INC., a Massachusetts corporation (hereinafter called the "Borrower") hereby promises to pay to the order of CAPITAL VENTURES INTERNATIONAL or registered assigns (the "Holder") the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), on ____________, 2000, and to pay interest on the unpaid principal balance hereof at the rate of nine percent (9%) per annum from ______, 1996 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions of Article II below, shall be payable in arrears on the date the principal amount in respect of which it has accrued is paid, whether at maturity or upon acceleration or by prepayment or otherwise. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

               The following terms shall apply to this Debenture:

                                    ARTICLE I

                                   PREPAYMENT

                  1.1 Prepayment. So long as no Event of Default (as defined herein) shall have occurred and be continuing and so long as the closing bid price of the Common Stock (as defined in Section 2.1 below) is, both on the date of receipt of the Prepayment Notice (as defined herein) and on the Prepayment Date (as defined herein), and has been for at least five (5) consecutive trading days prior thereto, at least $5.00 per share, at anytime following March 25, 1998, the Borrower shall have the right, exercisable on not less than 120 days prior written notice to the Holder, to prepay this Debenture, in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1. Any notice of prepayment (a "Prepayment Notice") shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Debenture, (2) the principal amount to be prepaid and (3) the date of prepayment. On the date fixed for prepayment (the "Prepayment Date"), the Borrower shall make payment of the Prepayment Amount (as hereinafter defined) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Debenture, the Borrower shall make payment to the Holder or upon the order of the Holder of an amount equal to the sum of (1) the principal amount of this Debenture to be prepaid (the "Prepayment Amount"), plus (2) in each case, accrued and unpaid interest on the principal amount being prepaid to the Prepayment Date. Upon the prepayment of less than the entire unpaid principal amount of this Debenture, a new Debenture containing the same date and provisions as this Debenture shall be issued by the Borrower to the Holder for the principal balance of this Debenture which shall not have been prepaid. Notwithstanding anything to the contrary contained in this Section 1.1, the Holder shall at all times maintain the right to convert all or any part of the outstanding and unpaid principal amount of this Debenture in accordance with
Article II below and any amounts so converted after receipt of a Prepayment Notice and prior to the Prepayment date of the amounts set forth in such notice (which period shall be at least 119 days) shall be deducted from the principal amount which is otherwise subject to prepayment pursuant to such notice.


                                   ARTICLE II

                         CONVERSION AND PURCHASE RIGHTS

                 2.1 Conversion Right. The Holder shall have the right from and after the date of this Debenture and then at any time on or prior to the day this Debenture is paid in full (whether or not the Borrower has sent a Prepayment Notice to the Holder pursuant to Article I hereof), to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Debenture of at least $100,000, or such lesser amount as shall remain unpaid at the time of the conversion, into (i) fully paid and non-assessable shares of Common Stock, par value $.01 per share of the Borrower as such stock exists on the date of issuance of this Debenture, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price") and (ii) if such conversion takes place after the eightieth (80th) day following the Closing Date in respect of the First Closing under the Securities Purchase Agreement (as defined in Section 2.4 below), warrants (the "Warrants"), in the form attached as Exhibit A-1 to the Securities Purchase Agreement (as hereinafter defined), to acquire a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon such conversion; provided, however, that in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture and unexercised Warrants (which contain a provision substantially identical to this proviso)) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso. Upon the surrender of this Debenture, accompanied by a Notice of Conversion of Convertible Debenture in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Borrower shall issue and, within two (2) business days (the "Deadline") after such surrender of this Debenture with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of shares of Common Stock and Warrants for the portion of the Debenture converted as shall be determined in accordance herewith and (2) a new Debenture in the form hereof for the balance of the principal amount hereof, if any. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock and Warrants issuable upon conversion of this Debenture is more than one (1) business day after the Deadline (other than a failure due to the circumstances described in Section 2.3 below, which failure shall be governed by such Section) the Borrower shall pay to the Holder $150 per day in cash, for the first day beyond the Deadline and $500 per day for each day thereafter that the Borrower fails to deliver such Common Stock and Warrants. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

                 The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing (i) the sum of (A) that portion of the principal amount of the Debenture to be converted plus (B) the "Conversion Date Interest" (as defined below), by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder. The number of Warrants to be issued upon each conversion of this Debenture occurring after the eightieth (80th) day following the date of issuance of this Debenture shall be 50% of the number of shares of Common Stock issuable upon such conversion in accordance with the immediately preceding sentence. Conversion Date Interest means the product of (i) the principal amount of the Debenture to be converted, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Debenture and (B) the denominator of which is 365, multiplied by (iii) .09.

                 2.2 Conversion Price. The Conversion Price shall be the lesser of (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock on the NASDAQ National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive Trading Days (as defined below) ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the "Conversion Date"), and
(ii) $2.50 per share (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications and similar events). "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NASDAQ National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. Applicable Percentage means (i) 100%, if the Conversion Date is within forty (40) days after the Closing Date in respect of the First Closing under the Securities Purchase Agreement (the "First Closing Date"), (ii) 90%, if the Conversion Date is within eighty (80) days, but more than forty (40) days, after the First Closing Date, and (iii) 85%, if the Conversion Date is more than eighty (80) days after the First Closing Date.

                 2.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Debenture (including, without limitation, the shares of Common Stock issuable upon exercise of Warrants issuable upon such full conversion). As of the date of issuance of this Debenture, 3,900,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Debenture (and issuance of the Warrants). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture (and exercise of the Warrants) and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates and Warrants to execute and issue the necessary certificates for shares of Common Stock and Warrants upon the conversion of this Debenture (and to execute and issue the necessary certificates for shares of Common Stock upon exercise of the Warrants).

                 If, at any time a Holder of this Debenture submits a Notice of Conversion, the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion (and exercise of the Warrants) in accordance with the provisions of this Article II (a "Conversion Default"), the Borrower shall issue to the Holder all of the shares of Common

Stock which are available to effect such conversion including, with the Holder's written consent, any shares underlying Warrants issued or then or thereafter issuable ("Borrowed Shares"). The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (including Borrowed Shares if any) and Warrants exercisable for Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock and Warrants in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower , at which time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Borrower shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x the "Default Rate" (as defined below) x the Default Amount (as defined below) on the first day of the Conversion Default (the "Conversion Default Date"), where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture and the Warrants and (ii) the Default Amount means the Excess Amount plus the principal amount of this Debenture that would not be convertible as a result of this Section 2.3 but for the Borrowed Shares (the "Borrowed Amount"); provided, however that the Borrowed Amount shall not be included in the Default Amount for any period of time after the Conversion Default Date that the Market Price (as defined in the Warrants) of the Common Stock is below the exercise price of the Warrants then in effect. The Default Rate means .10 for the first forty-five (45) days following the Conversion Default Date and .24 for the period thereafter until the Authorization Date. The Borrower shall use all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Market Price, at the Holder's option, as follows:
                          (a) In the event Holder elects to take such payment in
cash, cash payment shall be made to Holder by the fifth day of the month following the month in which it has accrued; and

                          (b) In the event Holder elects to take such payment in
Common Stock, the Holder may convert such payment amount into Common Stock at the Market Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article II.

Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock.

                 2.4 Method of Conversion. Except as otherwise provided in this Debenture or agreed by the Holder, this Debenture may be converted by the Holder in whole at any time or in part (provided such partial conversion is at least $100,000) from time to time by (i) submitting to the Borrower a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two Trading Days thereafter) and (ii) surrendering this Debenture with the mailed confirmation of the Conversion Notice at the principal office of the Borrower. Upon partial exercise of the conversion rights provided hereby, a new Debenture containing the same date and provisions as this Debenture shall be issued by the Borrower to the Holder for the principal balance of this Debenture which shall not have been converted. This Debenture has been issued pursuant to a Securities Purchase Agreement, dated as of March 15, 1996, between the Borrower and the original Holder of this Debenture (the "Securities Purchase Agreement"). By its acceptance of this Debenture, each Holder agrees to be bound by the terms of the Securities Purchase Agreement. This Debenture has been issued by the Borrower pursuant to the exemption from registration under the Act provided by Regulation D thereunder.

                 2.5 Concerning the Shares and Warrants. The shares of Common Stock and Warrants issuable upon conversion of this Debenture and the shares of Common Stock issuable upon exercise of the Warrants may not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act or (iii) unless sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock and Warrant issuable upon conversion of this Debenture and the shares of Common Stock issuable upon exercise of the Warrants that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
     SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE
     REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT
     REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID
     ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH
     APPLICABLE STATE SECURITIES LAWS.
Upon the request of a holder of a certificate representing any shares of Common Stock or Warrants issuable upon conversion of this Debenture or shares of Common Stock issuable upon exercise of the Warrants, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Borrower shall have received either (A) an opinion of counsel, reasonably satisfactory to the Borrower in form, substance and scope, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the holder that such holder is eligible to immediately sell all of the Common Stock or Warrants issuable upon conversion of the Debenture or shares of Common Stock issuable upon exercise of the Warrants (to the extent such securities are deemed to have been acquired on the same date) pursuant to Rule 144 (or a successor rule) or (ii) in the case of the Common Stock issuable upon conversion of this Debenture or exercise of the Warrants, a registration statement under the Act covering such securities is in effect. Nothing in this Debenture shall
(i) limit the Borrower's obligation under the Registration Rights Agreement, dated as of March 15, 1996, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

                 2.6 Effect of Merger, Consolidation, etc. If at anytime when this Debenture is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as maybe practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Borrower shall not effect any transaction described in this Section
2.6 unless (a) it first gives, to the extent practical, forty-five (45) days prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and
(b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 2.6.

                                   ARTICLE III

                                EVENTS OF DEFAULT

                 If of any of the following events of default (each, an "Event of Default" ) shall occur:

                 3.1 Failure to Pay Principal or Interest. The Borrower fails
(a) to pay the principal hereof when due, whether at maturity, upon a Prepayment Date, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure continues for a period of five (5) days after the due date thereof;

                 3.2 Conversion and the Shares and Warrants. The Borrower fails to issue shares of Common Stock or Warrants to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least 120 days, if such failure is solely as a result of the circumstances governed by Section 2.3 and the Borrower is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer any certificate for shares of Common Stock or Warrants issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement (or shares of Common Stock issuable upon exercise of the Warrants in accordance with the Warrants), or fails to remove any restrictive legend on any certificate or any shares of Common Stock or Warrants issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement (or shares of Common Stock issuable upon exercise of the Warrants in accordance with the Warrants) and any such failure shall continue uncured for three (3) business days after the Borrower shall have been notified thereof in writing by the Borrower;

                 3.3 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Debenture (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants and such breach continues for a period of ten business (10) days after written notice thereof to the Borrower from the Holder, it being understood that the failure of the Borrower to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within the 60-day period specified in Section 2(c) of the Registration Rights Agreement for any reason other than the failure of the Borrower to amend such Registration Statement as specified in Section 2(a) of the Registration Rights Agreement or to use its best efforts to cause such Registration Statement to become effective within such period and to remain effective during the Registration Period (as defined therein), without more, shall not constitute an Event of Default;

                 3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Borrower or the prospects of the Borrower or a material adverse effect on the Holder or the rights of the Holder with respect to this Debenture or the shares of Common Stock issuable upon conversion of this Debenture;

                 3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed;

                 3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

                 3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

                 Then upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4 or 3.6, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 3.5 or 3.7, the Borrower shall, pay to the Holder an amount equal to the product of (1) the sum of (x) the then outstanding principal amount of this Debenture plus (y) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment multiplied by
(2) 125% (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

                 If the Borrower fails to pay the Default Amount within 5 business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default, to require the Borrower, upon written notice, to immediately issue (in accordance with the terms of Article II), in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

                                   ARTICLE IV

                                  MISCELLANEOUS

                 4.1 Failure or Indulgency Not waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be Capital Ventures International, c/o Arbit, 1900 Market Street, Philadelphia, Pennsylvania 19102, Attention: Steve Katznelson (facsimile number 215-963-3379). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

                 4.3 Amendment Provision. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                 4.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Debenture shall only be transferable in whole or in increments of $500,000 to "Accredited Investors" (as defined in Rule 501(a) under the Securities Act); provided further, however, no "Subject Holder" (as defined below) may sell or otherwise transfer the Debentures, except (i) to the Borrower or to a stockholder or a group of stockholders who immediately prior to the sale control a majority of the Borrower's voting shares (a "Controlling Stockholder" or "Controlling Group", as applicable); (ii) to an affiliate of such Holder; (iii) in connection with any merger, consolidation, reorganization or sale of more than 50% of the outstanding Common Stock of the Borrower (a "Reorganization"); (iv) in a registered public offering or a public sale pursuant to Rule 144 or other applicable exemption from the registration requirements of the Securities Act (or any successor rule or regulation); or (v) in a private sale (otherwise than to the Borrower, to a Controlling Stockholder or a Controlling Group, to an affiliate of such Holder, or in a Reorganization), provided that the Holder shall not sell or otherwise transfer during any ninety
(90) day period a portion(s) of the Debentures which, if converted into Common Stock and Warrants at the time of the transfer, would represent, in the aggregate, beneficial ownership by the transferee(s) of more than 9.9% percent of the Common Stock then outstanding. Subject Holder means any Holder who, but for the proviso set forth in the first paragraph of Section 2.1, would beneficially own 10% or more of the outstanding Common Stock of the Borrower. For purposes of this paragraph, "Debentures" means this Debenture and the other Debenture issuable pursuant to the Securities Purchase Agreement.

                 4.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

                 4.6 Governing Law. This Debenture shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflict of laws.

                 4.7 Damages Shares. The shares of Common Stock that may be issuable to the Holder pursuant to Section 2.3 and Article III hereof and pursuant to Section 2(C) of the Registration Rights Agreement ("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

                 4.8 Denominations. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

                 IN WITNESS WHEREOF, Borrower has caused this Debenture to be
signed in its name by its duly authorized officer this     day of March, 1996.

                                         IMMUNOGEN, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                    Exhibit A

                              NOTICE OF CONVERSION
                            OF CONVERTIBLE DEBENTURE



TO:  [                          ]
      --------------------------


        (1) Pursuant to the terms of the attached Convertible Debenture (the "Debenture"), the undersigned hereby elects to convert $ principal amount of the Debenture into shares of Common Stock [and Warrants](1) of ImmunoGen, Inc., a Delaware corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Debenture.

        (2) Please issue a certificate or certificates for the number of shares of Common Stock [and Warrants] into which such principal amount of the Debenture is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

        ----------------------------       ------------------------------
        Name                               Name


        ----------------------------       ------------------------------
        Address                            Address


        ----------------------------       ------------------------------
        SS or Tax ID Number                SS or Tax ID Number

        (3) In the event of partial exercise, please reissue an appropriate Debenture(s) for the principal balance which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Debenture.

        (4) If the shares of Common Stock [and Warrants] issuable upon conversion of the Debenture and the shares of Common Stock issuable upon conversion of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock [and Warrants] are being acquired for the account of the undersigned for investment, and not with a present view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such securities, in each case, other than pursuant to a registration statement under the Act and (ii) the

- --------
1 References to Warrants should be included only after the 80th day following the Closing Date in respect of the First Closing.

undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) the sale of such securities shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Borrower first shall have been furnished with either (x) an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act or (y) satisfactory representations from the undersigned that the undersigned may immediately sell all of such securities (to the extent such securities are deemed to have been acquired on the same date) pursuant to Rule 144 (or a successor thereto) and (B) the Borrower may place a legend on the certificate(s) for such securities to that effect and place a stop transfer restriction in its records relating to such securities. Nothing in this Notice of Conversion shall limit the Borrower's obligation under Section 3 of the Registration Rights Agreement.



                                       --------------------------------------
Date                                   Signature of Registered Holder
    ----------------------------
                                       (must be signed exactly as name appears
                                       in the Debenture. The signature must be
                                       guaranteed by a member firm of the NYSE
                                       or the NASD or by a commercial bank or
                                       trust Borrower having an office in the
                                       U.S.)

                                                                     EXHIBIT A-1
                                                                              to
                                                                      Securities
                                                                        Purchase
                                                                       Agreement

         THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 15, 1996, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

                                                                  Right to
                                                                  Purchase
                                                                  -------
                                                                  Shares of
                                                                  Common Stock,
                                                                  par value $.01
                                                                  per share

                                 IMMUNOGEN, INC.
                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, _________________________ or its registered assigns, is entitled to purchase from IMMUNOGEN, INC., a Massachusetts corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2 hereof, ____________________ (_______) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at an exercise price of $4.00 per share (the "Exercise Price"). The term "Warrant Shares", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term Warrants means this Warrant and the other warrants of the Company issued upon conversion of the Convertible Debenture issued pursuant to the Securities Purchase Agreement (as hereinafter defined).

         This Warrant is subject to the following terms, provisions, and conditions:

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been deliv ered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and portion of the unconverted Debentures (as defined below)) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) thereof.

         2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered upon conversion of the Debenture dated _________, 1996 (together with the other Debenture(s) issued pursuant thereto, the "Debentures"), issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 15, 1996, by and among the Company and the Buyer listed on the execution page thereof (the "Securities Purchase Agreement"), and before 5:00 p.m., New York City time on the fifth (5th) anniversary of the date of issuance (the "Exercise Period").

         3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                  (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

                  (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, mer ger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or sub stantially all the Company's assets.

         4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.

         In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

                  (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Paragraphs 4(c) and 4(e) hereof, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Paragraph 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price (as hereinafter defined) on the date of issuance (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of
         (x) the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to the Dilutive Issuance, plus
         (y) the aggregate consideration, calculated as set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance, divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

                  (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Paragraph 4(a) hereof, the following will be applicable:

                           (i) Issuance of Rights or Options. If the Company in
                  any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.
                           (ii) Issuance of Convertible Securities. If the
                  Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (iii) Change in Option Price or Conversion Rate. If
                  there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (iv) Treatment of Expired Options and Unexercised
                  Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (v) Calculation of Consideration Received. If any
                  Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                           (vi) Exceptions to Adjustment of Exercise Price. No
                  adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the March 4, 1996; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the exercise of the Warrants or conversion of the Debenture.

                  (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

                  (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (e) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

                  (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

                  (g) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

                  (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

                  (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

                  (j) Other Notices.  In case at any time:

                           (i) the Company shall declare any dividend upon the
                  Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                           (ii) the Company shall offer for subscription pro
                  rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                           (iii) there shall be any capital reorganization of
                  the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  (k) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

                  (l) Certain Definitions.

                           (i) "Common Stock Deemed Outstanding" shall mean the
                  number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Paragraph 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                           (ii) "Market Price," as of any date, (i) means the
                  average of the last reported sale prices for the shares of Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS") for the five (5) trading days immediately preceding such date, or (ii) if the NASDAQ-NMS is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or
                  (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                           (iii) "Common Stock," for purposes of this Paragraph
                  4, includes the Common Stock, par value $.01 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.01 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

         5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

         6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         7. Transfer, Exchange, and Replacement of Warrant.

                  (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 8 are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of March 15, 1996, by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

                  (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

                  (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

                  (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                  (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and (iv) that, upon such transfer, the transferee beneficially own Registrable Securities (as defined in the Registration Rights Agreement) having an aggregate Market Price of at least

         $500,000; provided that no such opinion, letter, status as an "accredited investor" or minimum Market Price shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. No "Subject Holder" (as defined below) may sell or otherwise transfer Warrants, except (i) to the Company or to a stockholder or a group of stockholders who immediately prior to the sale control a majority of the Company's voting shares (a "Controlling Stockholder" or "Controlling Group", as applicable); (ii) to an affiliate of such holder; (iii) in connection with any merger, consolidation, reorganization or sale of more than 50% of the outstanding Common Stock of the Company (a "Reorganization"); (iv) in a registered public offering or a public sale pursuant to Rule 144 or other applicable exemption from the registration requirements of the Securities Act (or any successor rule or regulation); or (v) in a private sale (otherwise than to the Company, to a Controlling Stockholder or a Controlling Group, to an affiliate of such holder, or in a Reorganization), provided that the holder shall not sell or otherwise transfer during any ninety (90) day period a portion(s) of the Warrants which, if converted into Common Stock at the time of the transfer, would represent, in the aggregate, beneficial ownership by the transferee(s) of more than 9.9% percent of the Common Stock then outstanding. Subject Holder means any holder who, but for the second paragraph of Section 1 hereof, would beneficially own 10% or more of the outstanding Common Stock of the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

         8. Registration Rights.

         The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 2 of the Registration Rights Agreement.

         9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 128 Sidney Street, Cambridge, Massachusetts 02139, Attention: Frank J. Pocher, Chief Financial Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

         10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

         11. Miscellaneous.

                 (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                  (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          IMMUNOGEN, INC.


                                          By: ________________________
                                              Name:___________________
                                              Title:__________________

Agreed to and Accepted


By:_______________________________
                  , Initial Holder

Dated as of ______________, 199___

                           FORM OF EXERCISE AGREEMENT


                                                          Dated: ________, ____.


To:_____________________________


         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, [or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the Warrant) equal to] $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                            Name:________________________________

                            Signature:___________________________
                            Address:  ___________________________
                                      ___________________________


                            Note:           The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                    Address                         No of Shares
- ----------------                    -------                         ------------






, and hereby irrevocably constitutes and appoints _____________________________ ________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____,

In the presence of

___________________________________


                      Name: _____________________________________________


                               Signature: _______________________________
                               Title of Signing Officer or Agent (if any):

                               ___________________________________________
                               Address:  _________________________________
                                         _________________________________


                               Note:        The above signature should
                                            correspond exactly with the name on
                                            the face of the within Warrant.

                                                                     EXHIBIT A-2
                                                                              to
                                                                      Securities
                                                                        Purchase
                                                                       Agreement

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 15, 1996 by and among IMMUNOGEN, INC., a Massachusetts corporation, with headquarters located at 128 Sidney Street, Cambridge, Massachusetts 02139 (the "Company"), and the undersigned (together with its affiliates and any assignee or transferee of all of its rights hereunder, the "Initial Investor").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement by and among the parties of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investor a Convertible Debenture (the "Debentures") that is convertible into (i) shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") and (ii) warrants (the "Warrants") to acquire a number of shares of Common Stock (the "Warrant Shares") equal to 50% of the Conversion Shares issuable upon conversion of the Debenture, upon the terms and subject to the conditions of such Debenture; and

         B. To induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

         1. DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Investor" means the Initial Investor and any
                  transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                           (ii) "register," "registered," and "registration"
                  refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii) "Registrable Securities" means the Conversion
                  Shares (including, without limitation, the Damages Shares, as defined in Section 4.7 of the Debenture) and the Warrant Shares.

                           (iv) "Registration Statement" means a registration
                  statement of the Company under the 1933 Act.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2. REGISTRATION.

                  a. Mandatory Registration. The Company shall prepare, and, on or prior to the date which is fifteen (15) days after the date of the closing under the Securities Purchase Agreement (the "Closing Date"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investor, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debenture (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or
         (ii) by reason of changes in the Conversion Price of the Debenture in accordance with the terms thereof or (iii) by reason of the issuance of Damages Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the reasonable approval
         of) the Initial Investor and its counsel prior to its filing or other submission.

                  b. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investor, shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

                  c. Payments by the Company. If (i) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC within sixty (60) days after the Closing Date (other than by reason of any act or failure to act by the Investors or, in the case of the Warrant Shares, any rule, regulation or position of the SEC that limits the Company's ability to register such shares until the Warrants are issued) or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (by reason of stop order, or the Company's failure to update the Registration Statement), or (ii) the Common Stock is not listed or included for quotation on the NASDAQ National Market (the "NASDAQ-NMS"), the New York Stock Exchange (the "NYSE") the American Stock Exchange (the "AMEX") or the NASDAQ Small Cap ("NASDAQ Small Cap"), then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this
         Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of Registerable Securities an amount equal to the then outstanding principal amount of the Debenture ("Outstanding Principal Amount") multiplied by one and one-half hundredths (.015) (with such fraction increasing to two-hundredths (.02) for all periods following the 90-day period after the Closing Date, if the Registration Statement is not then effective and thereafter remaining at such level in respect of any subsequent payments as described in clauses (ii) and (iii) below of this sentence) times the sum of: (i) the number of months (prorated for partial months) after the end of such 60-day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are attributable to changes required by the Investors in the Registration Statement, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the registration statement pursuant to Section 2(a) above in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective; and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ-NMS, NYSE, AMEX or NASDAQ Small Cap after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one (1) month after the end of such 60 day period, the Company would pay $15,000 for each $1,000,000 of Outstanding Principal Amount until any subsequent adjustment; if thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $20,000 for each $1,000,000 of Outstanding Principal Amount.) Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "Market Price" (as defined in the Warrants). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article II of the Debenture), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

                  d. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                  e. Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Buyer and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

         3. OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare promptly, and file with the SEC not later than fifteen (15) days after the Closing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter to use its best efforts to cause each Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investor, in form, substance and scope reasonably acceptable to the Company) may be immediately sold without registration (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in
         Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause more than nominal expense or burden to the Company, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. In the event Investors who hold a majority in interest of the Registrable Securities being offered in the offering (with the approval of the Initial Investor) select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided, that, not more than once in any twelve month period, for up to a period of thirty (30) days, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to an Allowed Delay and
         (ii) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Notwithstanding the first proviso of the immediately preceding sentence, the provisions of Section 2(c) shall be applicable during the period of an Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  h. The Company shall permit a single firm of counsel designated by the Initial Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

                  i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  j. At the request of the Initial Investor or any Investor or group of Investors holding Registrable Securities having a Market Price of at least $500,000, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) solely in the case of an underwritten offering, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investor, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investors, and (v) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  m. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the NASDAQ-NMS or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the NASDAQ Small Cap for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as
         Exhibit 1 and an opinion of such counsel in the form attached hereto as
         Exhibit 2.

                  p. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

         4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information ("Requested Information") the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least one (1) business day prior to the filing date the Company has not received the Requested Information from an Investor, then the Company shall not be responsible to such Investor for the failure to include such Requested Information or for any inaccuracies in respect thereof.

                  b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  c. In the event Investors holding a majority in interest of the Registrable Securities being registered (with the approval of the Initial Investor) determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
         Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5. EXPENSES OF REGISTRATION.

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Initial Investor pursuant to
Section 2(b) hereof (up to a maximum of $10,000, inclusive of the Initial Investor's expenses payable by the Company pursuant to Section 4(f) of the Securities Purchase Agreement), shall be borne by the Company.

      6. INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, and (iii) any underwriter (as defined in the 1933 Act) for the Investors; and the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
         (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advise, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
         Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investor if it holds Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. REPORTS UNDER THE 1934 ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities (provided that such portion has a Market Price of at least $500,000 in the aggregate or consists of at least 200,000 shares, whichever is greater) if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         10. AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Investor and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11. MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid, if to the Company:

         Immunogen, Inc.
         128 Sidney Street
         Cambridge, MA 02139
         Attention: Frank J. Pocher, Chief Financial Officer

         with copy to:

         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA 02111
         Telecopier: (617) 542-2241
         Attention:  Jonathan L. Kravetz, Esq.


         if to the Buyer,

         Capital Ventures International
         c/o Arbit, Inc.
         1900 Market Street
         Philadelphia, PA  19102
         Telecopy:  (215) 963-3379
         Attention: Steve Katznelson

         with copy to:

         Gary Kaminsky, Esq.
         c/o Arbit, Inc.
         1900 Market Street
         Philadelphia, PA  19102
         Telecopy:  (215) 656-8758

         and:

         Klehr, Harrison, Harvey, Branzburg & Ellers
         1401 Walnut Street
         Philadelphia, PA  19102
         Telecopy:  (215) 568-5725
         Attention:  Wayne D. Bloch, Esq.

and if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be enforced, governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  e. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

IMMUNOGEN, INC.


By:   _____________________________________
Name: _____________________________________
Its:  _____________________________________


CAPITAL VENTURES INTERNATIONAL


By:   _____________________________________
Name: _____________________________________
Its:  _____________________________________

                         CAPITAL VENTURES INTERNATIONAL





                                                                  March 21, 1996




ImmunoGen, Inc.
128 Sidney Street
Cambridge, MA 02139

Attention: Frank J. Pocher, Chief Financial Officer

   RE: Securities Purchase Agreement, dated as of March 15, 1996 (collectively, together with the exhibits thereto, the "Agreement")

Dear Frank:

          As per our recent conversations regarding our understanding of the terms and provisions of the Agreement, we hereby acknowledge and agree to the following:

          A. The fixed feature of the Conversion Price in the Debentures issued pursuant to the First Closing and the Second Closing shall be equal to the closing bid price of the Common Stock on NASDAQ-NMS on the Trading Day immediately preceding the Closing Date in respect of the First Closing (subject to adjustment as provided therein) (the "Strike Price"); and

          B. The reference in Section 1.1 of the Debentures to "200% of the closing bid price on the issue date" shall mean the Strike Price multiplied by 200%; and

          C. If the SEC will not allow the Registrable Securities underlying the Debenture to be issued at the Second Closing to be included in the Registration Statement initially filed pursuant to Section 2(a) of the Registration Rights Agreement, the Company shall amend such Registration Statement to include such Registrable Securities (if such Registration Statement is not yet effective at the time of the Second Closing) or shall file a new Registration Statement (on the short form available therefor, if applicable) registering such Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the Second Closing. The provisions of Section 2(c) of the Registration Rights Agreement shall be applicable with respect to such obligation; and

ImmunoGen, Inc.
March 21, 1996
Page 2

          D. In the event the number of shares available under a Registration Statement filed pursuant to the Registration Rights Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Debentures and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of such Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The provisions of Section 2(c) of the Registration Rights Agreement shall be applicable with respect to such obligation, with the sixty (60) days running from the day after the date on which the Company reasonably first determines (or should have reasonably determined) the need therefor.

          Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Agreement.

          If the foregoing is in accordance with your understanding, please so indicate by executing the enclosed copy of this letter in the space provided below.


                              CAPITAL VENTURES INTERNATIONAL


                              By:____________________________________





ACKNOWLEDGED AND AGREED:

IMMUNOGEN, INC.


By:____________________________

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

THIS LIMITED POWER OF ATTORNEY given on the 11th day of October, 1993 by CAPITAL VENTURES INTERNATIONAL, (hereinafter called "the Company") whose Registered Office is situated at Third Floor, One Regis Place, PO Box 1787, Grand Cayman, Cayman Islands, B.W.I.

WHEREAS by agreement dated August 28, 1989 by and between the Company and Arbit Inc., the Company expressly authorized Arbit Inc. to enter into transactions in certain designated areas as defined in the Agreement attached hereto marked "Appendix 1".

NOW THIS DEED WITNESSETH that Ian A.N. Wight (Director) and Woodbourne Associates (Cayman) Limited (Secretary) of the Company, hereby appoint on behalf of the Company the firm of ARBIT INC. which through its officers, directors and employees is hereby formally granted limited power of attorney for the purpose of entering into transactions on behalf of and for the account of the Company and to take any actions on behalf of the Company as may be necessary to consummate such transactions, including but not limited to instructing the transfer of funds where necessary and executing required documentation.

IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed the day and year above written.

THE COMMON SEAL OF                                   /s/
CAPITAL VENTURES INTERNATIONAL                      ---------------------------
was hereunto affixed in the                         Ian A.N. Wight
presence of:                                        (Director)


/s/
- --------------------------------------
Witness

                                                    /s/
                                                    ---------------------------
                                                    Woodbourne Associates
                                                    (Cayman) Limited
                                                    (Secretary)



                                       -1-